UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

Form 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 8, 2013
___________________

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
___________________

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)	07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2013, Lincoln Educational Services Corporation (the “Company”) entered into employment agreements with each of Shaun E. McAlmont, President and Chief Executive Officer, Scott M. Shaw, Executive Vice President and Chief Operating Officer, Cesar Ribeiro, Executive Vice President, Chief Financial Officer and Treasurer and Piper P. Jameson, Executive Vice President and Chief Marketing Officer.

Mr. McAlmont.  The Agreement with Mr. McAlmont has a two-year term expiring on December 31, 2014.  Mr. McAlmont will receive a base salary of $500,000 and an annual performance bonus determined by the Company’s compensation committee each year.  Upon a termination by the Company without Cause or Mr. McAlmont’s resignation for Good Reason (each as defined in the agreement), Mr. McAlmont will receive, subject to his execution of a release, (i) two times his base salary and the average annual bonus paid for the immediately preceding two years, (ii) a prorated annual bonus for the year of termination and (iii) a cash payment equal to the estimated employer premiums under the Company’s healthcare plan for one year (subject to mitigation if he becomes covered under a subsequent healthcare plan).

Upon a Change in Control of the Company (as defined in the agreement), (i) the term of the agreement will be automatically renewed for an additional two-year term commencing on the date of the change in control and (ii) all outstanding equity awards held by Mr. McAlmont will vest in full.  The agreement also provides that if (x) any amounts due to Mr. McAlmont pursuant to the agreement or any other plan or arrangement constitute a parachute payment for purposes of Section 280G of the Internal Revenue Code and (y) the aggregate amount that he would receive (after taking into account all taxes, including excise taxes) will be less than three times his base amount (as defined under the Code) less one dollar, then the payment will be reduced to three times his base amount less one dollar.

The agreement also contains a two-year post employment noncompetition agreement and standard nonsolicitation and confidentiality provisions.

Mr. Shaw.  The agreement with Mr. Shaw is substantially the same as Mr. McAlmont’s agreement except (i) his base salary is $400,000 and (ii) the payment upon a termination by the Company without Cause or his resignation for Good Reason will equal one and a half times his base salary plus the average annual bonus paid for the immediately preceding two years (as opposed to two times his salary plus bonus).

Mr. Ribeiro and Ms. Jameson.  The agreements with Mr. Ribeiro and Ms. Jameson are substantially the same as Mr. Shaw’s agreement except their base salaries are $364,500 and $310,000, respectively.

Copies of the employment agreements with Messrs. McAlmont, Shaw, Ribeiro and Jameson are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Form 8-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Employment Agreement between the Company and Shaun E. McAlmont dated January 8, 2013.

99.2	Employment Agreement between the Company and Scott M. Shaw dated January 8, 2013.

99.3	Employment Agreement between the Company and Cesar Ribeiro dated January 8, 2013.

99.4	Employment Agreement between the Company and Piper P. Jameson dated January 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION
Date: January 10, 2013

	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Executive Vice President, Chief Financial Officer and Treasurer